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                                                                Exhibit 4.5



                              NEUBERGER BERMAN INC.

                          Liquid Yield Option(TM) Notes

                                    due 2021

                              (Zero Coupon-Senior)

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                         FIRST SUPPLEMENTAL INDENTURE TO

                        INDENTURE DATED AS OF MAY 4, 2001

                             Dated as of May 2, 2002

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                              THE BANK OF NEW YORK

                                   as Trustee

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                   (TM)Trademark of Merrill Lynch & Co., Inc.


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                  FIRST SUPPLEMENTAL INDENTURE, dated as of May 2, 2002, between
NEUBERGER BERMAN INC., a Delaware corporation (the "Company"), and THE BANK OF
                                                    -------
NEW YORK, a New York banking corporation, as trustee (the "Trustee").
                                                            ------

                                    RECITALS

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 4, 2001, between the Company and the Trustee (the "Original Indenture"), providing for the issuance and delivery by
              -------- ---------
the Company of its Liquid Yield Option(TM) Notes due 2021 (Zero Coupon-Senior) (the "Securities");
      ----------

                  WHEREAS, Section 9.01 of the Original Indenture provides that the Company and the Trustee may amend the Original Indenture or the Securities without the consent of any Securityholder (i) to add to the Company's covenants for the benefit of the Securityholders or (ii) to make any change that does not adversely affect the rights of any Holder; and

                  WHEREAS, the Company desires to amend the Original Indenture and the Securities to provide each Holder with the option to require the Company to purchase Securities held by such Holder as of November 4, 2002 at a purchase price of $870.67 per $1,000 Principal Amount at Maturity, which price is equal to the sum of the Issue Price plus accrued Original Issue Discount as of November 4, 2002.

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE I

                       RELATION TO INDENTURE; DEFINITIONS

       Section 1.1.   Relation to Indenture.  This First Supplemental Indenture
                      ---------------------
constitutes an integral part of the Original Indenture.


       Section 1.2.   Definitions.  For all purposes of this First Supplemental
                      -----------
Indenture:

      (a) Capitalized terms used herein without definition shall have the meanings specified in the Original Indenture; and

      (b) The terms "herein," "hereof," "hereunder" and other words of similar import refer to this First Supplemental Indenture.

                                   ARTICLE II

                                   AMENDMENTS

       Section 2.1.   Amendment to Section 3.08(a) of the Original Indenture.
                      ------------------------------------------------------
The portion of Section 3.08(a) of the Original Indenture beginning with the words "Securities shall be

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purchased" ending immediately before Section 3.08(a)(1) is amended and restated
in its entirety as follows:


                           "(a)  General.  Securities shall be purchased by the
                                 -------
Company pursuant to paragraph 6 of the Securities (i) as of May 4, 2002, at the purchase price of $867.42 per $1,000 of Principal Amount at Maturity, (ii) as of November 4, 2002, at the purchase price of $870.67 per $1,000 of Principal Amount at Maturity, (iii) as of May 4, 2004, at the purchase price of $880.50 per $1,000 of Principal Amount at Maturity, (iv) as of May 4, 2006, at the purchase price of $893.79 per $1,000 of Principal Amount at Maturity, (v) as of May 4, 2011, at the purchase price of $927.87 per $1,000 of Principal Amount at Maturity and (vi) as of May 4, 2016, at the purchase price of $963.26 per $1,000 of Principal Amount at Maturity (each such date, a "Purchase Date", and each such purchase price, a "Purchase Price", as applicable), at the option of the Holder thereof, upon:"

       Section 2.2.   Amendment to Exhibit A-1 of the Original Indenture. The
                      --------------------------------------------------
table contained in paragraph 6 of Exhibit A-1 (Purchase by the Company at the Option of the Holder) to the Original Indenture is amended and restated in its entirety to provide as follows:


           "Purchase Date                      Purchase Price
            -------------                      --------------
            May 4, 2002                        $867.42
            November 4, 2002                   $870.67
            May 4, 2004                        $880.50
            May 4, 2006                        $893.79
            May 4, 2011                        $927.87
            May 4, 2016                        $963.26"


                                  ARTICLE III

                                  MISCELLANEOUS

       Section 3.1.   Trust Indenture Act Controls. If any provision of this
                      ----------------------------
First Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this First Supplemental Indenture by the TIA, the required provision shall control.

       Section 3.2.   Adoption, Ratification and Confirmation. The Original
                      ---------------------------------------
Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or the accuracy of the statements contained in the recitals set forth above.

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       Section 3.3.   Modification of Securities. In order to give effect to
                      --------------------------
this First Supplemental Indenture, the modification, annotation and/or exchange of the Securities shall be evidenced by a substitution of the relevant page thereto.

       Section 3.4.   Separability Clause. In case any provision in this First
                      -------------------
Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       Section 3.5.   Governing Law.  THIS FIRST SUPPLEMENTAL INDENTURE AND THE
                      -------------
SECURITIES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.


       Section 3.6.   Successors.  All agreements of the Company in this First
                      ----------
Supplemental Indenture shall bind its successor. All agreements of the Trustee in this First Supplemental Indenture shall bind its successor.

       Section 3.7.   Multiple Originals.  The parties may sign any number of
                      ------------------
copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture.


                            [Signature page follows]

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                  IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this First Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

                                         NEUBERGER BERMAN INC.

                                         By: /s/Jeffrey B. Lane
                                             -------------------
                                             Name:  Jeffrey B. Lane
                                             Title: President and
                                                    Chief Executive Officer

                                         THE BANK OF NEW YORK, as Trustee

                                         By: /s/Julie Salovitch-Miller
                                             -------------------------
                                             Name:  Julie Salovitch-Miller
                                             Title:  Vice President